UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2020

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BIOC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2019, Biocept, Inc. (the “Company”) issued warrants to purchase shares of Common Stock with an exercise price per share of $1.20 (the “February Warrants”). On March 19, 2019, the Company issued warrants to purchase shares of Common Stock with an exercise price per share of $1.25 (the “March Warrants”). The February Warrants were immediately exercisable and are set to expire on February 12, 2024. The March Warrants were immediately exercisable and are set to expire on September 19, 2024.

On January 9, 2020, the Company entered into Warrant Amendments (the “Amendments”) with certain holders (“Holders”) of February Warrants that are exercisable for an aggregate of 2,167,258 shares of common stock and certain holders of March Warrants that are exercisable for an aggregate of 4,760,000 shares of common stock (such warrants, collectively, the “Original Warrants”).  The Amendments provide that, commencing immediately following the delivery to the Holders of a prospectus supplement relating to the impact of the Amendments on the February Warrants and ending at 9:15 a.m. Eastern Time on January 9, 2020 (the “Modified Exercise Price Term”), the exercise price per share for the Original Warrants will be equal to $0.3495 but only with respect to a cash exercise under Section 2(a) of the Original Warrants.  In addition, the Company and each Holder agreed that if and only if such Holder exercises all of the shares subject to the Holder’s Original Warrants pursuant to a cash exercise of such Original Warrants prior to the end of the Modified Exercise Price Time, the Company will issue to such Holder a new warrant (“New Warrant”) to purchase up to the same number of shares subject to such Holder’s Original Warrants. The New Warrants will be exercisable commencing on the six-month anniversary of the issuance date and will terminate on the date that is five-years and six-months following the issuance date. The New Warrants will have an exercise price per share of $0.3495.

The February Warrants and the underlying shares of Common Stock were registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-228566), as amended, filed with SEC under the Securities Act of 1933, as amended (“Securities Act”) on November 28, 2018, which became effective on February 7, 2019, and the related prospectus dated February 12, 2019. The resale of the shares of Common Stock underlying the March Warrants was registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-230797), as amended, filed with the SEC under the Securities Act on April 10, 2019, which became effective on April 23, 2019, and the related prospectus dated April 22, 2019.

The New Warrants and the shares of Common Stock issuable upon the exercise of the New Warrants are not being registered under the Securities Act, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Maxim Group LLC acted as the exclusive financial advisor for the transaction and will receive a fee equal to 5.0% of the gross proceeds received by the Company from the exercise of the Original Warrants during the Modified Exercise Price Term.

The foregoing descriptions of the Amendments and the New Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Amendment and New Warrant, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Warrant Amendment
4.2	Form of New Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biocept, Inc.

Date: January 9, 2020	By:	/s/ Michael W. Nall
Michael W. Nall
Chief Executive Officer